Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-148269) pertaining to the Fluor 409A Executive Deferred Compensation Program,
2)Registration Statement (Form S-8 No. 333-148270) pertaining to the Fluor Corporation 409A Deferred Directors' Fees Program,
3)Registration Statement (Form S-8 No. 333-188379) pertaining to the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan,
4)Registration Statement (Form S-8 No. 333-217653) pertaining to the Fluor Corporation 2017 Performance Incentive Plan,
5)Registration Statement (Form S-8 No. 333-226546) pertaining to the Fluor Corporation 409A Executive Deferred Compensation Program,
6)Registration Statement (Form S-3 No. 333-226545) and related Prospectus of Fluor Corporation pertaining to the registration of its debt securities, common stock, preferred stock, and warrants,
7)Registration Statement (Form S-8 No. 333-251426) pertaining to the Fluor Corporation 2020 Performance Incentive Plan,
8)Registration Statement (Form S-8 No. 333-260823) pertaining to Executive Officer Inducement Awards.

of our reports dated February 22, 2022, with respect to the consolidated financial statements of Fluor Corporation and the effectiveness of internal control over financial reporting of Fluor Corporation included in this Annual Report (Form 10-K) of Fluor Corporation for the year ended December 31, 2021.

                                         /s/ Ernst & Young LLP

Dallas, Texas
February 22, 2022